                                                                  EXHIBIT (g)(3)



Merrill Lynch High Income Municipal Bond Fund, Inc.                                                          February 28, 1998

SCHEDULE OF INVESTMENTS                                                                                         (in Thousands)

                          S&P          Moody's      Face                                                               Value
State                   Ratings        Ratings     Amount        Issue                                               (Note 1a)

Alabama -- 1.2%           B+             NR*       $1,000     Brewton, Alabama, IDB, PCR, Refunding (Container
                                                              Corporation American Project), 8% due 4/01/2009          $1,134
                          BBB-           Baa3       1,500     Mobile, Alabama, IDB, Solid Waste Disposal Revenue
                                                              Refunding Bonds (Mobile Energy Services Co. Project),
                                                              6.95% due 1/01/2020                                       1,685

Arizona -- 3.7%           B              B2         3,000     Coconino County, Arizona, Pollution Control
                                                              Corporation, Revenue Refunding Bonds (Tucson Electric
                                                              Power - Navajo), AMT, Series A, 7.125% due 10/01/2032     3,449
                                                              Pima County, Arizona, IDA, Revenue Bonds:
                          NR*            NR*        1,235     (La Hacienda Project), 9.50% due 12/01/2016               1,292
                          B              B2         3,500     (Tucson Electric Power Company Project), Series B,
                                                              6% due 9/01/2029                                          3,595

California -- 1.3%        AAA            Aaa       10,000     Foothill/Eastern Transportation Corridor Agency,
                                                              California, Toll Road Revenue Bonds (Senior Lien),
                                                              Series A, 6.50%** due 1/01/2028 (h)                       2,090
                          NR*            NR*        1,500     Long Beach, California, Redevelopment Agency, M/F
                                                              Housing Revenue Bonds (Pacific Court Apartments), AMT,
                                                              Issue B, 6.80% due 9/01/2013 (f)                            825

Colorado -- 5.5%          NR*            NR*        1,700     Colorado Postsecondary Educational Facilities
                                                              Authority Revenue Bonds (Colorado Ocean Journey
                                                              Incorporated Project), 8.30% due 12/01/2017               1,998
                                                              Denver, Colorado, City and County Airport Revenue
                                                              Bonds:
                          BBB            Baa1       2,000     AMT, Series D, 7.75% due 11/15/2013                       2,533
                          AAA            Baa1       1,500     Series A, 7.25% due 11/15/2002 (d)                        1,722
                          AAA            NR*          500     Series A, 7.25% due 11/15/2002 (d)                          574
                          NR*            NR*        3,000     Denver, Colorado, Urban Renewal Authority, Tax
                                                              Increment Revenue Bonds (Downtown Denver), AMT, Series
                                                              A, 7.75% due 9/01/2017                                    3,328
                                                              Mountain Village Metropolitan District, Colorado,
                                                              Refunding Bonds (San Miguel County), UT:
                          NR*            NR*        1,350     8.10% due 12/01/2002 (d)                                  1,588
                          NR*            NR*          650     8.10% due 12/01/2011                                        750

                                                                                                                             Page 2

Connecticut -- 2.6%                                           Connecticut State Health and Educational Facilities
                                                              Authority Revenue Bonds:
                          NR*            NR*        1,500     (Edgehill Issue), Series A, 6.875% due 7/01/2027          1,613
                          BBB            Baa2       2,205     Refunding (Hospital for Special Care Issue), Series B,
                                                              5.375% due 7/01/2017                                      2,198
                          NR*            B1         1,875     New Haven, Connecticut, Facilities Revenue Bonds
                                                              (Hill Health Corporation Project), 9.25% due 5/01/2017    2,093

Florida -- 1.7%           NR*            NR*        1,000     Arbor Greene, Florida, Community Development District,
                                                              Special Assessment Revenue Bonds, 7.60% due 5/01/2018     1,078
                          NR*            NR*        1,000     Grand Haven Community Development District, Florida,
                                                              Special Assessment, Series B, 6.90% due 5/01/2019         1,029
                          BBB            NR*          960     Jacksonville, Florida, Port Authority, IDR, Refunding
                                                              (United States Gypsum Company Project), 7.25% due
                                                              10/01/2014                                                1,090
                          A1+            VMIG1+       600     Saint Lucie County, Florida, PCR, Refunding (Florida
                                                              Power & Light Company Project), VRDN, 3.60% due
                                                              1/01/2026 (a)                                               600

Georgia -- 4.9%           NR*            Aaa        2,465     Atlanta, Georgia, Urban Residential Finance Authority,
                                                              College Facilities Revenue Bonds (Morris Brown College
                                                              Project), 9.50% due 12/01/2001 (d)                        2,983
                          NR*            NR*        1,950     Atlanta, Georgia, Urban Residential Finance Authority,
                                                              M/F Housing Mortgage Revenue Bonds (Northside Plaza
                                                              Apartments Project), 9.75% due 11/01/2020                 2,105
                          NR*            NR*        2,000     Hancock County, Georgia, COP, 8.50% due 4/01/2015         2,249
                          NR*            NR*        1,465     Rockdale County, Georgia, Development Authority, Solid
                                                              Waste Disposal Revenue Bonds (Visy Paper Inc. Project),
                                                              AMT, 7.40% due 1/01/2016                                  1,590
                          NR*            NR*        2,000     Savannah, Georgia, EDA, IDR (Stone Container Corporation
                                                              Project), AMT, 7.40% due 4/01/2026                        2,252

Hawaii -- 0.9%            AA+            NR*        1,750     Hawaii State Department of Budget and Finance, Special
                                                              Purpose Mortgage Revenue Bonds (Citizens Utility
                                                              Company), RIB, AMT, Series 91-B, 9.305% due 11/01/2021
                                                              (g)                                                       2,026

Illinois -- 5.9%          BBB-           Baa2       4,000     Chicago, Illinois, O'Hare International Airport, Special
                                                              Facilities Revenue Refunding Bonds (American Airlines
                                                              Inc. Project), 8.20% due 12/01/2024                       4,895
                          NR*            NR*        3,195     Illinois Development Finance Authority, Acquisition
                                                              Program Revenue Bonds (Prime Health Care Centers
                                                              Facilities), 7.75% due 12/01/2016                         3,542
                          NR*            NR*        2,000     Illinois Educational Facilities Authority Revenue Bonds
                                                              (Chicago Osteopathic Health System), 7.25% due
                                                              11/15/2019 (d)                                            2,487
                          NR*            Baa1       1,250     Illinois Health Facilities Authority Revenue Bonds
                                                              (Holy Cross Hospital Project), 6.75% due 3/01/2024        1,370
                          BBB            NR*        1,000     Lansing, Illinois, Tax Increment Revenue Refunding

                                                                                                                             Page 3


                                                              Bonds (Sales Tax -- Landings Redevelopment), 7% due
                                                              12/01/2008                                                1,116

Indiana -- 2.3%           A+             NR*        1,500     Indiana Bond Bank, Special Hospital Program (Hendricks
                                                              Community Hospital), Series A, 7.125% due 4/01/2013       1,657
                          BBB+           NR*        1,250     Indiana Health Facilities Financing Authority,
                                                              Hospital Revenue Refunding Bonds (Schneck Memorial --
                                                              Jackson County), 5.125% due 2/15/2017                     1,215
                          A1+            Aaa          200     Rockport, Indiana, PCR, Refunding (AEP Generating Co.
                                                              Project), VRDN, Series A, 3.75% due 7/01/2025 (a)(e)        200
                          NR*            NR*        2,000     Wabash, Indiana, Solid Waste Disposal Revenue Bonds
                                                              (Jefferson Smurfit Corporation Project), AMT, 7.50% due
                                                              6/01/2026                                                 2,233

Iowa -- 0.9%              NR*            NR*        1,500     Iowa Finance Authority, Health Care Facilities Revenue
                                                              Refunding Bonds (Care Initiatives Project), 9.25% due
                                                              7/01/2025                                                 1,995

Kentucky -- 2.1%          AAA            Aaa        3,900     Louisville, Kentucky, Hospital Revenue Bonds, INFLOS,
                                                              9.319% due 10/30/2001 (b)(d)(g)                           4,695

Louisiana -- 3.8%         NR*            A3         3,500     Lake Charles, Louisiana, Harbor and Terminal District,
                                                              Port Facilities Revenue Refunding Bonds (Trunkline LNG
                                                              Company Project), 7.75% due 8/15/2022                     4,039
                          NR*            A3         1,000     Louisiana Public Facilities Authority, Hospital Revenue
                                                              Bonds (Woman's Hospital Foundation Project), 7.25% due
                                                              10/01/2002 (d)                                            1,143
                          BB             NR*        3,000     Port New Orleans, Louisiana, IDR, Refunding (Continental
                                                              Grain Company Project), 7.50% due 7/01/2013               3,384

Maryland -- 2.4%          NR*            NR*        5,000     Maryland State Energy Financing Administration, Limited
                                                              Obligation Revenue Bonds (Cogeneration -- AES Warrior
                                                              Run), AMT, 7.40% due 9/01/2019                            5,542

Massachusetts -- 7.0%     NR*            NR*        1,145     Boston, Massachusetts, Industrial Development Financing
                                                              Authority, Solid Waste Disposal Facility Revenue Bonds
                                                              (Jet-A-Way Project), AMT, 10.50% due 1/01/2011            1,289
                          NR*            Ba2          265     Lawrence, Massachusetts, GO, 9.875% due 12/15/1998          275
                                                              Massachusetts State Health and Educational Facilities
                                                              Authority Revenue Bonds:
                          NR*            B          1,765     (New England Memorial Hospital Project), Series C,
                                                              7% due 4/01/2014                                          1,782
                          NR*            NR*          305     (North Adams Regional Hospital), Issue B, 8% due
                                                              7/01/1998                                                   308
                          NR*            B2         3,000     Refunding (New England Memorial Hospital), Series B,
                                                              6.125% due 7/01/2013                                      2,825
                                                              Massachusetts State Industrial Finance Agency Revenue
                                                              Bonds:
                          NR*            B1         1,675     (Bay Cove Human Services Inc.), 8.375% due 4/01/2019      1,912

                                                                                                                             Page 4


                          BBB            Ba1        1,600     (Vinfen Corporation), 7.10% due 11/15/2018                1,776
                          NR*            NR*        5,000     Massachusetts State Port Authority, Special Project
                                                              Revenue Bonds (Harborside Hyatt), AMT, 10% due
                                                              3/01/2026                                                 5,638

Michigan -- 0.1%          A1+            VMIG1+       300     University of Michigan, University Hospital Revenue
                                                              Bonds, VRDN, Series A, 3.65% due 12/01/2027 (a)             300

Mississippi -- 1.1%       NR*            NR*        2,375     Mississippi Development Bank, Special Obligation
                                                              Refunding Bonds (Diamond Lakes Utilities), Series A,
                                                              6.25% due 12/01/2017                                      2,428

Missouri -- 3.3%          BBB+           NR*        2,755     Joplin, Missouri, IDA, Hospital Facilities Revenue
                                                              Refunding and Improvement Bonds (Tri-State
                                                              Osteopathic), 8.25% due 12/15/2001 (d)                   3,167
                          BB             NR*        3,690     Missouri State Health and Educational Facilities
                                                              Authority Revenue Bonds (Southwest Baptist University
                                                              Project), 9.50% due 10/01/2011                           4,387

New Jersey -- 11.2%                                           Camden County, New Jersey, Improvement Authority,
                                                              Lease Revenue Bonds (Holt Hauling & Warehousing),
                                                              Series A:
                          NR*            NR*        4,600     9.625% due 1/01/2011                                     5,521
                          NR*            NR*        2,000     9.875% due 1/01/2021                                     2,430
                          B-             B2         4,000     Camden County, New Jersey, Pollution Control Financing
                                                              Authority, Solid Waste Resource Recovery Revenue Bonds,
                                                              Series D, 7.25% due 12/01/2010                           4,063
                          NR*            NR*        1,500     New Jersey EDA, IDR, Refunding (Newark Airport Marriott
                                                              Hotel), 7% due 10/01/2014                                1,655
                          NR*            NR*        1,000     New Jersey EDA, Revenue Bonds (Leisure Park Project),
                                                              Series A, 5.875% due 12/01/2027                          1,016
                                                              New Jersey Health Care Facilities Financing Authority
                                                              Revenue Bonds (d):
                          NR*            NR*        4,725     (Riverwood Center Issue), Series A, 9.90% due
                                                              7/01/2001                                                5,631
                          AAA            Aaa        4,700     (Saint Elizabeth Hospital), Series B, 8.25% due
                                                              7/01/2000                                                5,210

New Mexico -- 1.9%        BB+            Ba1        3,000     Farmington, New Mexico, PCR, Refunding (Public Service
                                                              Co.), Series B, 5.80% due 4/01/2022                      3,090
                          B              B2         1,000     Farmington, New Mexico, PCR (Tucson Electric Power
                                                              Co. -- San Juan), Series A, 6.95% due 10/01/2020         1,142

New York -- 3.7%          BBB+           A3           310     New York City, New York, GO, UT, Series C, Sub-Series
                                                              C-1, 7.50% due 8/01/2021                                   350
                                                              Port Authority of New York and New Jersey, Special
                                                              Obligation Revenue Bonds (Special Project -- KIAC),
                                                              AMT, Series 4:
                          NR*            NR*        1,000     3rd Installment, 7% due 10/01/2007                       1,136

                                                                                                                             Page 5


                          NR*            NR*        2,750     5th Installment, 6.75% due 10/01/2019                    3,066
                                                              Utica, New York, Public Improvement Bonds, UT:
                          CCC            B2           635     8.50% due 8/15/2007                                        732
                          CCC            B2           635     8.50% due 8/15/2008                                        732
                          CCC            B2           500     8.50% due 8/15/2009                                        577
                          CCC            B2           500     8.50% due 8/15/2010                                        577
                          CCC            B2           500     8.50% due 8/15/2011                                        577
                          CCC            B2           500     8.50% due 8/15/2012                                        577

Ohio -- 4.0%              BB-            Ba2        5,000     Cleveland, Ohio, Airport Special Revenue Refunding
                                                              Bonds (Continental Airlines, Inc.), AMT, 5.70% due
                                                              12/01/2019                                               4,955
                          NR*            NR*        2,500     Franklin County, Ohio, Health Care Facilities, Revenue
                                                              Refunding Bonds (Ohio Presbyterian Services), 5.50%
                                                              due 7/01/2017                                            2,476
                          AAA            Aaa        1,500     Ohio HFA, S/F Mortgage Revenue Bonds, RIB, AMT, Series
                                                              A-2, 9.791% due 3/24/2031 (c)(g)                         1,689

Oregon -- 2.4%            NR*            Baa2       2,000     Oregon State, Economic Development Revenue Refunding
                                                              Bonds (Pacific Corp. Project), 5.70% due 12/01/2025      2,071
                          NR*            NR*        1,000     Western Generation Agency, Oregon, Cogeneration Project
                                                              Revenue Bonds (Wauna Cogeneration Project), AMT,
                                                              Series B, 7.40% due 1/01/2016                            1,101
                          B+             NR*        1,955     Yamhill County, Oregon, PCR, Refunding (Smurfit
                                                              Newsprint Corporation Project), 8% due 12/01/2003        2,190

Pennsylvania -- 12.4%     NR*            NR*        2,000     Lehigh County, Pennsylvania, General Purpose Authority
                                                              Revenue Bonds (Wiley House Kids Peace), 8.75% due
                                                              11/01/2014                                               2,096
                          BBB-           NR*        5,000     McKean County, Pennsylvania, Hospital Authority
                                                              Revenue Bonds (Bradford Hospital Project), 8.875% due
                                                              10/01/2020                                               5,661
                                                              Montgomery County, Pennsylvania, IDA, Revenue Bonds
                                                              (d):
                          NR*            NR*        1,500     (1st Mortgage -- Meadowood Corporation Project),
                                                              Series A, 10.25% due 12/01/2000                          1,765
                          NR*            Ba3        3,400     (Pennsburg Nursing and Rehabilitation Center), 7.625%
                                                              due 3/31/2004                                            4,033
                          BBB-           Baa2       2,500     Pennsylvania Economic Development Financing Authority,
                                                              Exempt Facilities Revenue Bonds (MacMillan Limited
                                                              Partnership Project), AMT, 7.60% due 12/01/2020          2,802
                          NR*            NR*        5,000     Pennsylvania Economic Development Financing Authority,
                                                              Recycling Revenue Bonds (Ponderosa Fibres Project),
                                                              AMT, Series A, 9.25% due 1/01/2022                       3,350
                          NR*            NR*        5,000     Philadelphia, Pennsylvania, Authority for IDR,
                                                              Refunding (Commercial Development -- Philadelphia
                                                              Airport), AMT, 7.75% due 12/01/2017                      5,648
                          A1+            VMIG1+     2,700     Philadelphia, Pennsylvania, Hospitals and Higher
                                                              Education Facilities Authority, Hospital Revenue Bonds

                                                                                                                             Page 6


                                                              (Children's Hospital Project), VRDN, Series A, 3.65%
                                                              due 3/01/2027 (a)                                        2,700

Tennessee -- 1.1%         BBB            Baa2       2,500     Memphis-Shelby County, Tennessee, Airport Authority,
                                                              Special Facilities and Projects, Revenue Refunding
                                                              Bonds (Federal Express Corporation), 5.35% due
                                                              9/01/2012                                                2,565

Texas -- 10.0%            BBB-           Baa2       3,000     Dallas-Fort Worth, Texas, International Airport
                                                              Facilities Improvement Corporation Revenue Bonds
                                                              (American Airlines, Inc.), AMT, 7.25% due 11/01/2030     3,370
                          A1+            NR*        1,100     Harris County, Texas, Health Facilities Development
                                                              Corporation, Hospital Revenue Refunding Bonds
                                                              (Methodist Hospital), VRDN, 3.65% due 12/01/2026 (a)     1,100
                          BB             Ba2        3,000     Houston, Texas, Airport System Revenue Bonds, Special
                                                              Facilities (Continental Airlines Airport Improvement),
                                                              AMT, Series C, 6.125% due 7/15/2027                      3,137
                          BB             Ba1        4,650     Jefferson County, Texas, Health Facilities Development
                                                              Corporation, Hospital Revenue Bonds (Baptist Healthcare
                                                              System Project), 8.875% due 6/01/2021                    4,905
                          B+             Ba1        4,500     Lower Colorado River Authority, Texas, PCR (Samsung
                                                              Austin Semiconductor), AMT, 6.375% due 4/01/2027         4,631
                          BB             Ba2        3,270     Odessa, Texas, Junior College District, Revenue
                                                              Refunding Bonds, Series A, 8.125% due 12/01/2018         3,804
                          NR*            VMIG1+       100     Port Arthur, Texas, Navigational District, PCR,
                                                              Refunding (Texaco Incorporated Project), VRDN, 3.70%
                                                              due 10/01/2024 (a)                                         100
                          A1+            VMIG1+       200     Sabine River Authority, Texas, PCR, Refunding (Texas
                                                              Utilities Project), VRDN, Series A, 3.65% due 3/01/2026
                                                              (a)(e)                                                     200
                          NR*            VMIG1+       300     Southwest Texas, Higher Education Authority
                                                              Incorporated, Revenue Refunding Bonds (Southern
                                                              Methodist University), VRDN, 3.65% due 7/01/2015 (a)       300
                          NR*            NR*        1,845     Swisher County, Texas, Jail Facilities Financing
                                                              Corporation Revenue Bonds (Criminal Detention Center),
                                                              9.75% due 8/01/2009 (f)                                     --
                          BBB            Baa2       1,000     West Side Calhoun County, Texas, Navigation District,
                                                              Solid Waste Disposal Revenue Bonds (Union Carbide
                                                              Chemicals and Plastics), AMT, 8.20% due 3/15/2021        1,112

Utah -- 3.1%              AAA            Aaa        3,000     Salt Lake City, Utah, Hospital Revenue Refunding Bonds
                                                              (IHC Hospitals, Incorporated), INFLOS, 9.716% due
                                                              5/15/2020 (e)(g)(i)                                      3,555
                          NR*            NR*        3,200     Toole County, Utah, PCR, Refunding (Laidlaw
                                                              Environmental), AMT, Series A, 7.55% due 7/01/2027       3,543

Vermont -- 0.8%           NR*            NR*        1,500     Vermont Educational and Health Buildings Financing
                                                              Agency Revenue Bonds (College of Saint Joseph's
                                                              Project), 8.50% due 11/01/2024                           1,730

                                                                                                                             Page 7


Virginia -- 1.0%          NR*            NR*        2,000     Pittsylvania County, Virginia, IDA, Multi-Trade
                                                              Revenue Bonds, AMT, Series A, 7.50% due 1/01/2014        2,215
                                                                                                                ------------

Total Investments (Cost -- $210,886) -- 102.3%                                                                       231,955

Liabilities in Excess of Other Assets -- (2.3%)                                                                       (5,174)
                                                                                                                ------------
Net Assets -- 100.0%                                                                                                $226,781
                                                                                                                ============

(a) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at February 28, 1998.
(b) MBIA Insured.
(c) GNMA Collateralized.
(d) Prerefunded.
(e) AMBAC Insured.
(f) Non-income producing security.
(g) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at February 28, 1998.
(h) FSA Insured.
(i) Escrowed to Maturity.
 *  Not Rated.
** Represents a zero coupon bond; the interest rate shown is the effective yield at the time of purchase by the Fund.
 +  Highest short-term rating by Moody's Investors Service, Inc.

See Notes to Financial Statements.


PORTFOLIO ABBREVIATIONS

To simplify the listing of Merrill Lynch High Income Muni-cipal Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.

AMT     Alternative Minimum Tax (subject to)
COP     Certificates of Participation
EDA     Economic Development Authority
GO      General Obligation Bonds
HFA     Housing Finance Agency
IDA     Industrial Development Authority
IDB     Industrial Development Board
IDR     Industrial Development Revenue Bonds
INFLOS  Inverse Floating Rate Municipal Bonds

                                                                          Page 8

M/F     Multi-Family
PCR     Pollution Control Revenue Bonds
RIB     Residual Interest Bonds
S/F     Single-Family
UT      Unlimited Tax
VRDN    Variable Rate Demand Notes


                                                                                                                             Page 9

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of February 28, 1998


Assets:               Investments, at value (identified cost -- $210,886,239) (Note 1a)                      $231,955,177
                      Cash                                                                                        237,185
                      Receivables:
                      Interest                                                                  $4,227,703
                      Capital shares sold                                                          444,077
                      Securities sold                                                              301,770      4,973,550
                                                                                              ------------
                      Prepaid registration fees and other assets (Note 1e)                                         43,400
                                                                                                             ------------
                      Total assets                                                                            237,209,312
                                                                                                             ------------

Liabilities:          Payables:
                      Securities purchased                                                       9,695,543
                      Dividends to shareholders (Note 1f)                                          336,304
                      Investment adviser (Note 2)                                                  165,588
                      Administration (Note 2)                                                       43,576     10,241,011
                                                                                              ------------
                      Accrued expenses and other liabilities                                                      186,986
                                                                                                             ------------
                      Total liabilities                                                                        10,427,997
                                                                                                             ------------

Net Assets:           Net assets                                                                             $226,781,315
                                                                                                             ============

Net Assets            Common stock, $.10 par value, 200,000,000 shares authorized                              $1,978,298
Consist of:           Paid-in capital in excess of par                                                        204,457,883
                      Accumulated realized capital losses on investments -- net                                  (723,804)
                      Unrealized appreciation on investments -- net                                            21,068,938
                                                                                                             ------------
                      Net assets -- Equivalent to $11.46 per share based on 19,782,978 shares
                      of capital outstanding                                                                 $226,781,315
                                                                                                             ============

                      See Notes to Financial Statements.


                                                                                                                            Page 10

Statement of Operations

                                                                                                     For the Six Months Ended
                                                                                                         February 28, 1998


Interest Income       Interest and amortization of premium and discount earned                               $7,641,208
(Note 1d):

Expenses:             Investment advisory fees (Note 2)                                                       1,040,623
                      Administrative fees (Note 2)                                                              273,848
                      Professional fees                                                                          58,743
                      Transfer agent fees (Note 2)                                                               56,606
                      Advertising                                                                                31,296
                      Printing and shareholder reports                                                           29,548
                      Accounting services (Note 2)                                                               29,427
                      Listing fees                                                                               28,577
                      Registration fees (Note 1e)                                                                23,294
                      Directors' fees and expenses                                                               13,982
                      Custodian fees                                                                              9,993
                      Pricing services                                                                            6,929
                       Other                                                                                      3,733
                                                                                                           ------------
                      Total expenses                                                                          1,606,599
                                                                                                           ------------
                      Investment income -- net                                                                6,034,609
                                                                                                           ------------

Realized &            Realized gain on investments -- net                                                       977,862
Unrealized Gain on    Change in unrealized appreciation on investments -- net                                 5,058,844
Investments -- Net                                                                                         ------------
(Notes 1b, 1d & 3):   Net Increase in Net Assets Resulting from Operations                                  $12,071,315
                                                                                                           ============

                      See Notes to Financial Statements.


                                                                                                                            Page 11

Statements of Changes in Net Assets

                                                                                            For the Six         For the
                                                                                           Months Ended        Year Ended
                                                                                            February 28,       August 31,
Increase (Decrease) in Net Assets:                                                             1998               1997

Operations:            Investment income -- net                                             $6,034,609        $11,970,201
                       Realized gain on investments -- net                                     977,862          4,093,259
                       Change in unrealized appreciation on investments -- net               5,058,844          4,045,233
                                                                                          ------------       ------------
                       Net increase in net assets resulting from operations                 12,071,315         20,108,693
                                                                                          ------------       ------------

Dividends &            Investment income -- net                                             (6,034,609)       (11,970,201)
Distributions to       Realized gain on investments -- net                                  (3,774,166)          (680,014)
Shareholders                                                                              ------------       ------------
(Note 1f):             Net decrease in net assets resulting from dividends and
                       distributions to shareholders                                        (9,808,775)       (12,650,215)
                                                                                          ------------       ------------

Capital Share          Net increase in net assets derived from capital share transactions   12,898,640          4,609,228
Transactions                                                                              ------------       ------------
(Note 4):
Net Assets:            Total increase in net assets                                         15,161,180         12,067,706
                       Beginning of period                                                 211,620,135        199,552,429
                                                                                          ------------       ------------
                       End of period                                                      $226,781,315       $211,620,135
                                                                                          ============       ============

                       See Notes to Financial Statements.


                                                                                                                            Page 12

Financial Highlights

The following per share data and ratios have been derived        For the Six
from information provided in the financial statements.           Months Ended,
                                                                 February 28,           For the Year Ended August 31,
                                                                    1998          1997         1996         1995          1994
Increase (Decrease) in Net Asset Value:

Per Share            Net asset value, beginning of period          $11.34        $10.94       $10.97       $10.92        $11.44
Operating                                                       ---------     ---------    ---------    ---------     ---------
Performance:         Investment income -- net                         .31           .65          .66          .65           .65
                     Realized and unrealized gain (loss) on
                     investments -- net                               .32           .44         (.03)         .23          (.45)
                                                                ---------     ---------    ---------    ---------     ---------
                     Total from investment operations                 .63          1.09          .63          .88           .20
                                                                ---------     ---------    ---------    ---------     ---------
                     Less dividends and distributions:
                     Investment income -- net                        (.31)         (.65)        (.66)        (.65)         (.65)
                     Realized gain on investments -- net             (.20)         (.04)          --         (.15)         (.07)
                     In excess of realized gain on
                     investments -- net                                --            --           --         (.03)           --
                                                                ---------     ---------    ---------    ---------     ---------
                     Total dividends and distributions               (.51)         (.69)        (.66)        (.83)         (.72)
                                                                ---------     ---------    ---------    ---------     ---------
                     Net asset value, end of period                $11.46        $11.34       $10.94       $10.97        $10.92
                                                                =========     =========    =========    =========     =========

Total Investment     Based on net asset  value per share             5.63%++++    10.20%        5.81%        8.68%         1.75%
Return:**                                                       =========     =========    =========    =========     =========

Ratios to Average    Expenses                                        1.47%*        1.44%        1.50%        1.52%         1.48%
Net Assets:                                                     =========     =========    =========    =========     =========
                     Investment income -- net                        5.51%*        5.83%        5.90%        6.11%         5.81%
                                                                =========     =========    =========    =========     =========

Supplemental         Net assets, end of period (in thousands)    $226,781      $211,620     $199,552     $198,575      $212,958
Data:                                                           =========     =========    =========    =========     =========
                     Portfolio turnover                             13.39%        43.07%       28.54%       21.28%        28.51%
                                                                =========     =========    =========    =========     =========

                  *  Annualized.
                 **  Total investment returns exclude the effects of the early withdrawal charge, if any. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
               ++++  Aggregate total investment return.

                     See Notes to Financial Statements.


                                                                         Page 13
Merrill Lynch High Income Municipal Bond Fund, Inc.
February 28, 1998

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch High Income Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. These unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- Municipal bonds and other portfolio securities in which the Fund invests are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments -- The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

- Financial futures contracts -- The Fund may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

- Options -- The Fund is authorized to write covered call options and purchase put and call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions -- Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and Transactions with Affiliates: The Fund has entered into an Investment Advisory Agreement with

Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets.

The Fund also has entered into an Administrative Services Agreement with MLAM whereby the Fund pays a monthly fee at an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

For the six months ended February 28, 1998, Merrill Lynch Funds Distributor, Inc. ("MLFD") earned early withdrawal charges of $19,282 relating to the tender of the Fund's shares.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, MLFDS, MLFD, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended February 28, 1998 were $46,126,310 and $28,742,385, respectively.

Net realized gains for the six months ended February 28, 1998 and net unrealized gains as of February 28, 1998 were as follows:

                             Realized           Unrealized
                              Gains                Gains

Long-term investments        $977,862          $21,068,938
                         ------------         ------------
Total                        $977,862          $21,068,938
                         ============         ============

As of February 28, 1998, net unrealized appreciation for Federal income tax purposes aggregated $21,068,938, of which $23,412,369 related to appreciated securities and $2,343,431 related to depreciated securities. The aggregate cost of investments at February 28, 1998 for Federal income tax purposes was $210,886,239.

4. Capital Shares Transactions:
Transactions in capital shares were as follows:

For the Six Months Ended                            Dollar
February 28, 1998                  Shares           Amount

Shares sold                       1,726,208      $19,798,525
Shares issued to shareholders
in reinvestment of dividends
and distributions                   372,007        4,258,191
                               ------------     ------------
Total issued                      2,098,215       24,056,716
Shares tendered                    (970,215)     (11,158,076)
                               ------------     ------------
Net increase                      1,128,000      $12,898,640
                               ============     ============

For the Year Ended                                  Dollar
August 31, 1997                    Shares           Amount

Shares sold                       2,126,310      $23,757,046
Shares issued to shareholders
in reinvestment of dividends
and distributions                   447,856        4,995,614
                               ------------     ------------
Total issued                      2,574,166       28,752,660
Shares tendered                  (2,153,158)     (24,143,432)
                               ------------     ------------
Net increase                        421,008       $4,609,228
                               ============     ============